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                                 EXHIBIT (9)(h)


     REVISED SCHEDULE A TO THE SUB-ADMINISTRATION AGREEMENT BETWEEN THE ONE
                           GROUP SERVICES COMPANY AND
                    BANC ONE INVESTMENT ADVISORS CORPORATION










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                                   SCHEDULE A
                       TO THE SUB-ADMINISTRATION AGREEMENT
                                     BETWEEN
                         THE ONE GROUP SERVICES COMPANY
                                       AND
                          BANC ONE INVESTMENT ADVISORS


NAME OF THE MULTIPLE CLASS FUND
-------------------------------
U.S. Treasury Securities Money Market Fund
Prime Money Market Fund
Municipal Money Market Fund (formerly Tax-Free Money Market Portfolio) Ohio Municipal Money Market Fund
Michigan Municipal Money Market Fund Cash Management Money Market Fund Treasury Cash Management Money Market Fund
Treasury Prime Cash Management Money Market Fund
U.S. Government Cash Management Money Market Fund
Municipal Cash Management Money Market Fund
Balanced Fund (formerly Asset Allocation Fund)
Equity Income (formerly Income Equity Fund)
Mid Cap Value Fund (formerly Disciplined Value Fund)
Mid Cap Growth Fund (formerly Growth Opportunities Fund)
International Equity Index Fund
Large Cap Growth Fund (formerly Large Company Growth Fund)
Large Cap Value Fund (formerly Large Company Value Fund)
Equity Index Fund
Diversified Equity Fund (formerly Value Growth Fund)
Small Cap Growth (formerly Small Capitalization Fund)
Diversified Mid Cap Fund
Small Cap Value Fund
Diversified International Fund
Market Expansion Index Fund
High Yield Bond Fund
Bond Fund
Treasury & Agency Fund
Income Bond Fund (formerly Income Portfolio)
Short-Term Bond Fund (formerly Limited Volatility Bond Fund)
Government Bond Fund
Ultra Short-Term Bond Fund (formerly Ultra Short-Term Income Fund) Intermediate Bond Fund
Intermediate Tax-Free Bond Fund
Ohio Municipal Bond Fund
Municipal Income Fund (formerly Tax Free Bond Fund)
Texas Municipal Bond Fund
West Virginia Municipal Bond Fund
Louisiana Municipal Bond Fund
Kentucky Municipal Bond Fund
Arizona Municipal Bond Fund
Michigan Municipal Bond Fund
Short-Term Municipal Bond Fund
Tax-Free Bond Fund



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Investor Aggressive Growth Fund
Investor Growth Fund
Investor Growth and Income Fund
Investor Balanced Fund
Investor Conservative Growth Fund
Investor Fixed Income Fund

NAME OF SINGLE CLASS FUNDS
--------------------------
The One Group Treasury Money Market Fund
The One Group Treasury Only Money Market Fund
The One Group Government Money Market Fund
The One Group Tax Exempt Money Market Fund
The One Group Institutional Prime Money Market Fund



BANC ONE INVESTMENT ADVISORS CORPORATION       THE ONE GROUP SERVICES COMPANY


By:  /s/Mark A. Beeson                         By:  /s/Mark S. Redman
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Date: November 23, 1998                        Date:  November 23, 1998
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